UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

HMH Holding Inc.

(Exact name of registrant as specified in its charter)

Delaware	99-2746883
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3300 North Sam Houston Parkway East Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Class A common stock, par value $0.01 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):

333-281497

Securities to be registered pursuant to Section 12(g) of the Act:

None.

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the Class A common stock, par value $0.01 per share (the “Class A Common Stock”), of HMH Holding Inc., a Delaware corporation (the “Registrant”). A description of the Class A Common Stock is set forth under “Description of capital stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-281497) under the Securities Act of 1933, as amended, initially filed with the Securities and Exchange Commission on August 12, 2024, as amended (the “Registration Statement on Form S-1”). Such information will also appear in the Registrant’s final prospectus that forms a part of the Registration Statement on Form S-1. Such prospectus, in the form in which it is so filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 31, 2026	HMH Holding Inc.

	By:	/s/ Dwight W. Rettig
Name: Dwight W. Rettig
Title: Chief Administration Officer, General Counsel and Corporate Secretary